Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of DRC Ventures, Inc., (the “Company”), on Form 10-QSB for the quarter ending December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”) pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Ronald Williams, President, principal executive officer and principal financial officer of the Company, hereby certify that, to the best of my knowledge:

1. The Periodic Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Periodic Report.

Date: February 11, 2008	By:	/s/	Ronald Williams
Ronald Williams
President, Chief Executive Officer
(Principal Executive Officer and
Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.